           As filed with the and Exchange Commission on July 28, 1999
                                             Registration No. 333-
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ______________________
                                   FORM S-8
                            REGISTRATION STATEMENT
                                    Under
                          The Securities Act of 1933
                            ______________________
                       CBT Group Public Limited Company
            (Exact name of Registrant as specified in its charter)
                            ______________________


  Republic of Ireland                                    N.A.
(State or other jurisdiction of       (I.R.S. Employer Identification Number)
incorporation or organization)

                             900 Chesapeake Drive
                         Redwood City, California 94063
(Address, including zip code, of Registrant's principal executive offices)
                              ________________________
                               Gregory M. Priest
                    President and Chief Executive Officer
                       CBT Group Public Limited Company
                             900 Chesapeake Drive
                        Redwood City, California 94063
                                (650) 817-5900
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                           ________________________
                                   Copy to:
                                Alan K. Austin
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                           Palo Alto, CA 94304-1050
                           ________________________

                        CALCULATION OF REGISTRATION FEE

===========================================================================================================================
                                                                  Proposed
                                                                  Maximum           Proposed Maximum        Amount of
   Title of Securities                        Amount to be    Offering Price       Aggregate Offering      Registration
    to be Registered                           Registered         Per Share               Price                 Fee
---------------------------------------------------------------------------------------------------------------------------
Ordinary Shares issuable upon exercise
of outstanding options under Knowledge
Well Limited 1998 Share
Option Plan.................................   422,889         $  6.95 /(1)/        $ 2,940,323/(1)/      $ 818/(1)/
---------------------------------------------------------------------------------------------------------------------------
Ordinary Shares issuable upon exercise
of outstanding options under Knowledge
Well Group Limited 1998 Share Option
Plan........................................    38,756            3.57 /(1)/            138,436/(1)/         39/(1)/
===========================================================================================================================
      TOTAL.................................   461,645                                3,078,759/(1)/        857/(1)/
===========================================================================================================================

(1) Computed pursuant to Rule 457(h) solely for the purpose of determining the registration fee. The proposed maximum offering price represents the weighted average exercise price per share of the stock options granted and outstanding.
                                    _________________________


================================================================================

                       CBT GROUP PUBLIC LIMITED COMPANY

                      REGISTRATION STATEMENT ON FORM S-8

                                    PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
--------------------------------------------------

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE
         ---------------------------------------

         The following documents and information previously filed by CBT Group Public Limited Company (the "Registrant" or "Company") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

         (a) The Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1998.

         (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999.

         (c)   The Company's Current Report on Form 8-K/A dated June 18, 1999.

         (d) The description of the Company's Ordinary Shares as contained in the Company's Registration Statement on Form 8-A filed on March 9, 1995 and Amendment No. 1 thereto on Form 8-A/A filed on April 10, 1995.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents .

Item 4.  DESCRIPTION OF SECURITIES
         -------------------------

         Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL
         --------------------------------------

         Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
         -----------------------------------------

         The Company's Articles of Association authorize the Company to indemnify the directors and officers of the Company against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer. The Company's subsidiary, CBT Systems USA Ltd., has entered into indemnification agreements with its directors and officers and directors and officers of the Company serving at the request of CBT Systems USA Ltd. The indemnification agreements under certain circumstances require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Company has obtained directors and officers' insurance providing indemnification for certain of the Company's directors, officers, affiliates or employees for certain liabilities.

Item 7.    EXEMPTION FROM REGISTRATION CLAIMED
           -----------------------------------

           Not applicable.

Item 8.    EXHIBITS
           --------

            Exhibit
            Number                            Document
          -----------   --------------------------------------------------------

              4.1 Knowledge Well Limited 1998 Share Option Plan and Form of Agreement.

              4.2 Knowledge Well Group Limited 1998 Share Option Plan and Form of Agreement.

              5.1 Opinion of Binchys, Solicitors with respect to the securities being registered.

             23.1       Consent of Ernst & Young.

             23.2       Consent of Caplin Meehan.

             23.3       Consent of Arthur Andersen.

             23.4       Consent of Binchys, Solicitors (contained in Exhibit
                        5.1).

             24.1       Power of Attorney (See page 4).

Item 9.  UNDERTAKINGS
         ------------

         (a)   The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Redwood City, State of California, on this 27th day of July, 1999.

                                    CBT GROUP PUBLIC LIMITED COMPANY

                                       /s/ Gregory M. Priest
                                    By:__________________________________
                                       Gregory M. Priest
                                       President and Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory M. Priest and David C. Drummond, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                 Signature                                       Title                                 Date
--------------------------------------------  -----------------------------------------     ---------------------
      /s/ William G. McCabe
____________________________________________  Chairman of the Board                              July  27, 1999
          William G. McCabe

     /s/ Gregory M. Priest
____________________________________________  President, Chief Executive Officer                 July  27, 1999
          Gregory M. Priest                   (Principal Executive Officer) and Director

       /s/ John Grillos
____________________________________________  Executive Vice President, Chief Operating          July  27, 1999
          John Grillos                        Officer and Director

      /s/ David C. Drummond
____________________________________________  Executive Vice President, Finance and Chief        July  27, 1999
          David C. Drummond                   Financial Officer (Principal Financial
                                              Officer)

       /s/ John P. Hayes
____________________________________________  Vice President Finance (Principal Financial        July  27, 1999
          John P. Hayes                       Officer) and Director


  /s/ Patrick J. McDonagh
____________________________________________  Director                                           July  27, 1999
     Patrick J. McDonagh

  /s/ James S. Krzywicki
____________________________________________  Director                                           July  27, 1999
     James S. Krzywicki

                               INDEX TO EXHIBITS
                               -----------------



       Exhibit
       Number                               Document
     ------------  -------------------------------------------------------------

         4.1       Knowledge Well Limited 1998 Share Option Plan and Form of
                   Agreement.

         4.2 Knowledge Well Group Limited 1998 Share Option Plan and Form of Agreement.

         5.1 Opinion of Binchys, Solicitors with respect to the securities being registered.

        23.1       Consent of Ernst & Young.

        23.2       Consent of Caplin Meehan.

        23.3       Consent of Arthur Andersen.

        23.4       Consent of Binchys, Solicitors (contained in Exhibit 5.1).

        24.1       Power of Attorney (See page 4).


                                  SIGNATURES

          Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Santa Clara, State of California, on the 27th day of July, 1999.